                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               OLSTEN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               OLSTEN CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                      LOGO

                                                                   April 2, 1996

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation to be held on April 26, 1996 at 9:30 a.m. at our world headquarters located at 175 Broad Hollow Road, Melville, New York.

     The accompanying Notice and Proxy Statement describe the matters to be voted upon at the Annual Meeting. Holders of Common Stock and Class B Common Stock will be entitled to one vote and ten votes, respectively, at the Annual Meeting for each share held of record at the close of business on March 14, 1996, but will vote as separate classes in the election of Directors.

     At the Annual Meeting, shareholders will have an opportunity to inquire about the affairs of the Company that may be of interest to shareholders generally.

     We would appreciate your signing, dating and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

     Thank you and we look forward to greeting you personally if you are able to be present.

                                       Sincerely,

                                       FRANK N. LIGUORI
                                       Chairman and Chief Executive Officer

                                      LOGO

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 1996
                         ------------------------------

TO THE SHAREHOLDERS OF OLSTEN CORPORATION:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation, a Delaware corporation (the "Company"), which will be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on April 26, 1996, at 9:30 o'clock in the forenoon, New York time, for the following purposes:

          1. To elect nine Directors of the Company, three by the holders of Common Stock voting separately as a class and six by the holders of Class B Common Stock voting separately as a class, to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

          2. To consider and vote upon a proposal to approve a performance award under the Company's Incentive Restricted Stock Plan;

          3. To consider and vote upon a proposal to approve an incentive award under the Company's Incentive Restricted Stock Plan;

          4. To consider and vote upon a proposal to ratify and approve the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors for the Company for its 1996 fiscal year; and

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed but only shareholders of record at the close of business on March 14, 1996 are entitled to notice of and to vote at such meeting or any adjournments thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                 Laurin L. Laderoute, Jr.
                                                        Secretary
Dated: April 2, 1996
       Melville, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE DO HOPE YOU WILL ATTEND, BUT IF YOU DO NOT INTEND TO BE PRESENT IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                                      LOGO

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 1996
                         ------------------------------

     This Proxy Statement is furnished to shareholders of Olsten Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on April 26, 1996, at 9:30 o'clock in the forenoon, New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only shareholders of record at the close of business on March 14, 1996 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 2, 1996.

     A shareholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not said shareholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein.

     Proxies marked as abstentions will have the effect of a negative vote. Broker non-votes will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will have no effect on the vote. Votes are counted by employees of Chemical Mellon Shareholder Services, L.L.C., the Company's independent transfer agent and registrar.

     At the close of business on March 14, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 50,629,465 shares of its Common Stock, par value $.10 per share ("Common Stock"), and 13,832,943 shares of its Class B Common Stock, par value $.10 per share ("Class B Common Stock"). The holders of such Common Stock and Class B Common Stock are entitled to one vote and ten votes, respectively, for each share held on such record date, but with respect to the election of Directors, holders of Common Stock voting separately as a class are entitled to elect three Directors and holders of Class B Common Stock voting separately as a class are entitled to elect six Directors.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     A copy of the 1995 Annual Report to Shareholders, containing the financial statements of the Company and a report with respect thereto by Coopers & Lybrand L.L.P., independent auditors, is also being mailed to you herewith. The Annual Report is not deemed a part of the soliciting material for the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 14, 1996, the amount and nature of beneficial ownership of the Company's Common Stock and Class B Common Stock by each Director and nominee for Director; each beneficial owner of more than five percent of the Common Stock or Class B Common Stock known by management; named executive officers of the Company; and all executive officers and Directors as a group.

     Since each share of Class B Common Stock may be converted into one share of Common Stock, the beneficial ownership rules under the Securities Exchange Act of 1934 require that all shares of Common Stock issuable upon the conversion of Class B Common Stock by any shareholder be included in determining the number of shares and percentage of Common Stock held by such shareholder. The effect of the assumption that such shareholder has converted into Common Stock the shares of Class B Common Stock of which such shareholder is the beneficial owner is also reflected in the following table. For a more complete description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

                                     AMOUNT OF SHARES AND NATURE                      PERCENT OF CLASS IF
                                    OF BENEFICIAL OWNERSHIP(1)(2)                      MORE THAN 1.0%(2)
                             --------------------------------------------        ------------------------------
                                                             COMMON STOCK                          COMMON STOCK
                                                             (IF CLASS B                  CLASS    (IF CLASS B
                                               CLASS B       COMMON STOCK                   B      COMMON STOCK
      NAME AND ADDRESS        COMMON            COMMON          DEEMED           COMMON   COMMON      DEEMED
    OF BENEFICIAL OWNER        STOCK            STOCK         CONVERTED)         STOCK    STOCK     CONVERTED)
- ---------------------------- ---------        ----------     ------------        ------   ------   ------------
Miriam Olsten                  120,562(3)      8,441,309(3)    8,561,871(3)         --    61.0%        14.5%
  P.O. Box 326
  Old Westbury, NY
Stuart Olsten                  158,437(4)      3,566,545(4)    3,724,982(4)         --    25.7%         6.9%
  175 Broad Hollow Road
  Melville, NY
Cheryl Olsten                  135,000(5)      1,647,410(5)    1,782,410(5)         --    11.9%         3.4%
  175 Broad Hollow Road
  Melville, NY
Andrew N. Heine                 11,629(6)      3,127,610(6)    3,139,239(6)         --    22.6%         5.8%
  114 West 47th Street
  New York, NY
Robert Riedinger                               3,211,215(7)    3,211,215(7)               23.2%         6.0%
  6065 Roswell Road N.E.
  Atlanta, GA
Frank N. Liguori               826,354                 9         826,363          1.6%       --         1.6%

Stuart R. Levine                 1,080                                              --
John M. May                     30,000(8)                                           --
Richard J. Sharoff               6,822(9)                                           --
Raymond S. Troubh               63,600(10)        58,209(10)     121,809(10)        --       --           --
Josh S. Weston                     750                                              --
Robert A. Fusco                103,125(11)                                          --
Richard A. Piske, III           30,187(12)                                          --
Anthony J. Puglisi              14,250(13)                                          --
RCM Capital Management       4,070,437(14)                                        8.0%
  Four Embarcadero Center
  San Francisco, CA
T. Rowe Price Associates,
  Inc.                       2,879,380(15)                                        5.7%
  100 East Pratt Street
  Baltimore, MD
All executive officers and   1,431,716(16)    13,629,877(17)  15,061,593(16)(17)  2.8%    97.8%        23.4%
  Directors as a group
  (15 persons)

- ---------------
 (1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

                                              (footnotes continued on next page)

(2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each shareholder's name in the above table under the columns captioned "Common Stock" include shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company's stock option plans, and the columns captioned "Common Stock (if Class B Common Stock Deemed Converted)" relating to such shareholders reflect the effect of the right to convert beneficially owned shares of Class B Common Stock into Common Stock, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of conversion. However, the shares of Common Stock so issuable upon such exercise, exchange or conversion by any such shareholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other shareholder.

(3) Mrs. Olsten owns of record 267,238 shares of Class B Common Stock. She has sole voting and investment power with respect to 6,300,451 shares of Class B Common Stock held under six trusts and has sole voting and investment power with respect to 1,873,620 shares of Class B Common Stock held under a trust for the benefit of one of her children, of which she is a trustee, and as to which shares she disclaims beneficial ownership. Her holding includes 9,000 shares of Common Stock that may be purchased pursuant to presently exercisable stock options.

(4) Mr. Olsten owns of record 14,062 shares of Common Stock and has shared voting and investment power as a trustee with respect to 45,000 shares of Common Stock owned by a trust for the benefit of his son and with respect to 90,000 shares of Common Stock owned by two trusts for the benefit of his niece and nephew, as to which shares he disclaims beneficial ownership. His holding includes 9,375 shares of Common Stock that may be purchased pursuant to presently exercisable stock options. Mr. Olsten owns of record 1,876,812 shares of Class B Common Stock and has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for his benefit and with respect to 83,605 shares of Class B Common Stock owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership. His holding includes 42,323 shares of Class B Common Stock issuable upon exercise of Class B Common Stock warrants held by him.

(5) Ms. Olsten has shared voting and investment power as a trustee with respect to 90,000 shares of Common Stock owned by two trusts for the benefit of her two children and with respect to 45,000 shares of Common Stock held by a trust for the benefit of her nephew, as to which shares she disclaims beneficial ownership. Ms. Olsten has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for her benefit and with respect to 83,605 shares of Class B Common Stock owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership.

(6) Includes 4,500 shares of Common Stock that may be purchased pursuant to presently exercisable stock options, 5,250 shares of Common Stock as to which Mr. Heine has an indirect beneficial interest and 1,200 shares owned by Mr. Heine's wife, as to which shares he disclaims beneficial ownership. Mr. Heine has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten and as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten, as to which shares Mr. Heine disclaims beneficial ownership.

                                              (footnotes continued on next page)

(7) Mr. Riedinger has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten, 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten and 83,605 shares of Class B Common Stock owned by a trust for the benefit of descendants of Ms. Olsten, as to which shares Mr. Riedinger disclaims beneficial ownership.

(8) Includes 18,000 shares that may be purchased pursuant to presently exercisable stock options.

(9) Includes 2,025 shares held in custodial accounts for Mr. Sharoff's two children and 4,500 shares that may be purchased pursuant to presently exercisable stock options.

(10) Includes 9,000 shares of Common Stock and 58,209 shares of Class B Common Stock that may be purchased pursuant to presently exercisable stock options.

(11) Includes 41,250 shares that may be purchased pursuant to presently exercisable stock options.

(12) Includes 19,312 shares that may be purchased pursuant to presently exercisable stock options.

(13) Includes 3,000 shares that may be purchased pursuant to presently exercisable stock options.

(14) Based on a Schedule 13G dated February 5, 1996 and filed with the Securities and Exchange Commission. RCM Capital Management held sole voting power as to 3,017,287 of such shares, sole dispositive power as to 4,055,437 of such shares and shared dispositive power as to 15,000 of such shares. These share amounts have been adjusted for the Company's three-for-two stock split declared on February 16, 1996.

(15) Based on a Schedule 13G dated February 14, 1996 and filed with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. held sole voting power as to 57,355 of such shares and sole dispositive power as to 2,879,380 of such shares. These share amounts have been adjusted for the Company's three-for-two stock split declared on February 16, 1996.

(16) Includes 1,290,940 shares of Common Stock owned by executive officers and Directors and 140,776 shares of Common Stock that may be purchased pursuant to presently exercisable stock options.

(17) Includes 13,529,345 shares of Class B Common Stock owned by executive officers and Directors and 100,532 shares of Class B Common Stock that may be purchased pursuant to presently exercisable stock options or acquired upon exercise of Class B Common Stock warrants.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The nine persons named below, all of whom are presently Directors of the Company, have been nominated for election as Directors of the Company. Three Directors are to be elected by the holders of Common Stock voting separately as a class, and six Directors are to be elected by the holders of Class B Common Stock voting separately as a class, with the Directors, in each separate class vote, to be elected by a plurality of the votes cast. All Directors will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. If no contrary instructions are indicated, it is intended that the accompanying proxy will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the meeting, the proxies may be voted for a substitute nominee or nominees.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

JOHN M. MAY

     Mr. May, age 68 and a Director of the Company since 1989, has been an independent management consultant for more than five years. He is a director of NAI Technologies, Inc.

RAYMOND S. TROUBH

     Mr. Troubh, age 69 and a Director of the Company since 1993, has been a financial consultant for more than five years. He is a director of ADT Limited, America West Airlines, Inc., Applied Power Inc., ARIAD Pharmaceuticals, Inc., Becton Dickinson and Company, Benson Eyecare Corporation, Diamond Offshore Drillings, Inc., Foundation Health Corporation, General American Investors Company, Manville Corporation, Petrie Stores Corp., Riverwood International Corporation, Time Warner, Inc., Triarc Companies, Inc. and WHX Corporation.

JOSH S. WESTON

     Mr. Weston, age 67 and a Director of the Company since 1995, has been Chairman and Chief Executive Officer of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services, since 1982. He is a director of Automatic Data Processing, Inc., Public Service Enterprise Group Company and Shared Medical Systems, Inc.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS B COMMON STOCK

ANDREW N. HEINE

     Mr. Heine, age 67 and a Director of the Company since 1969, has been of counsel to the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein since August 1995. For more than five years prior thereto he was an attorney in independent private practice. He is a director of Citizens Utilities Company and FPA Corporation.

STUART R. LEVINE

     Mr. Levine, age 48 and a Director of the Company since 1995, has been Chief Executive Officer of Dale Carnegie & Associates, Inc., a global provider of corporate training in leadership and personal development, since September 1992. He was Chief Operating Officer of Dale Carnegie & Associates, Inc. from September 1989 to September 1992.

FRANK N. LIGUORI

     Mr. Liguori, age 49 and a Director of the Company since 1986, has been Chairman of the Board of the Company since February 1992 and its Chief Executive Officer since April 1990. He was Vice Chairman from April 1990 to February 1992, President of the Company from January 1986 to April 1990 and its Chief Operating Officer from April 1983 to April 1990. He joined the Company in 1971.

MIRIAM OLSTEN

     Mrs. Olsten, age 71 and a Director of the Company since 1993, is a significant shareholder of the Company. She is the mother of Stuart Olsten, a Director and Vice Chairman and President of the Company.

STUART OLSTEN

     Mr. Olsten, age 43 and a Director of the Company since 1986, has been Vice Chairman of the Company since August 1994 and President of the Company since April 1990. He was Chief Operating Officer of the Company from April 1990 through July 1993 and was Executive Vice President of the Company from November 1987 to April 1990. He joined the Company in 1975. He is the son of Miriam Olsten, a Director of the Company.

RICHARD J. SHAROFF

     Mr. Sharoff, age 49 and a Director of the Company since 1994, has been Chairman and Chief Executive Officer of Superior Pasta, L.L.C., a developmental stage company in the food industry, since January 1996. From July 1995 to December 1995 he was a consultant to the food industry. From January 1992 to June 1995, he was President and Chief Executive Officer of Haifoods, Inc., a holding company in the food and beverage industries. From July 1989 to December 1991, he was President and Chief Executive Officer of Langley Ventures, Inc., a company engaged in acquisitions in the food industry.
                      ------------------------------------

     The Board held eight meetings during the past fiscal year. Each outside member of the Board is paid an annual retainer of $30,000, payable in monthly installments, and $1,500 for each meeting of the Board attended. The Board has a standing compensation committee, comprised of Messrs. Heine, May, Troubh and Weston, and a standing audit committee, comprised of Messrs. Heine, Levine, May and Sharoff. The compensation committee and the audit committee held two meetings and three meetings, respectively, in 1995. Each Director who was a committee member was paid $1,000 for each such meeting attended. The compensation committee reviews and approves senior executive compensation and determines compensation of the Chief Executive Officer. The audit committee reviews the Company's financial results and the scope and results of audits of the Company by its independent public accountants. The Board has no nominating committee.

     In 1995, options to purchase 4,500 shares of Common Stock at a per share exercise price of $26.25 were granted to each of Messrs. Heine, Levine, May, Sharoff, Troubh and Weston and Mrs. Olsten, under the Company's 1990 Non-Qualified Stock Option Plan for Non-Employee Directors and Consultants, as amended and restated. All such options will become vested and fully exercisable in six months from the date of grant, which was December 7, 1995. All share amounts and prices have been adjusted for the Company's three-for-two stock split declared on February 16, 1996.

     Directors who are not employees of the Company are covered by a Retirement Plan for Outside Directors and Consultants pursuant to which retirement benefits are payable to a Director who has served for at least five years. For a Director who has served 20 or more years, the retirement benefit is 100% of the sum of all Board retainer and committee fees paid to such Director during the three-year period immediately preceding his or her departure from the Board, which sum is to be paid in 20 equal, quarterly installments following the Director's departure from the Board. For a Director who has served 15 to 19 years, 10 to 14 years and 5 to 9 years, the applicable percentage of the sum of the three-year Board retainer and committee fees to which the Director is entitled is 75%, 50% and 25%, respectively. A Director may elect to receive distribution of his or her retirement benefit in a lump sum equal to the present value of the retirement benefit instead of in quarterly installments.

     In 1995 the Company had sales of temporary personnel to Automatic Data Processing, Inc. of approximately $535,000, and the Company purchased payroll processing services from Automatic Data Processing, Inc. of approximately $262,000. Mr. Weston, a Director of the Company, is Chairman and Chief Executive Officer of Automatic Data Processing, Inc.

     Section 16(a) of the Exchange Act requires certain persons, including the Company's Directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of equity securities of the Company. In January 1996 Richard J. Sharoff, a Director of the Company, filed one late report covering the transfer of the Company's equity securities by him in November 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Heine, May, Troubh and Weston serve as members of the Compensation Committee. Since August 1995, Mr. Heine has been of counsel to the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Heine's compensation from the firm is based in part on fees generated by clients originated by Mr. Heine, of which the Company is one.
                      ------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                             --------------------------
                                               ANNUAL COMPENSATION                     AWARDS
                                     --------------------------------------- --------------------------
                                                                  OTHER       RESTRICTED   SECURITIES
         NAME AND                                                ANNUAL         STOCK      UNDERLYING       ALL OTHER
    PRINCIPAL POSITION        YEAR   SALARY($)    BONUS($)   COMPENSATION($) AWARDS($)(1) OPTIONS(#)(2) COMPENSATION($)(3)
- ---------------------------   -----  ---------   ----------  --------------- ------------ ------------- ------------------
Frank N. Liguori               1995  $900,000    $1,175,000    $ 1,411,000(4)                                $175,380
  Chairman and Chief           1994   761,538       900,000                                                   121,534
  Executive Officer            1993   621,154       500,000                   $6,751,563                       95,445
Stuart Olsten                  1995   540,865       500,000                                   37,500          126,467
  Vice Chairman and            1994   412,500       270,000                                   37,500           51,630
  President                    1993   299,519       150,000                      164,250                       36,455
Robert A. Fusco                1995   514,904       300,000                                   37,500           73,883
  Executive Vice President     1994   401,923       270,000                                   37,500           45,572
  and President, Olsten        1993   302,390       150,000                      821,250      43,500           33,542
  Kimberly Quality Care
Richard A. Piske, III          1995   365,835       220,000                                   30,000           55,469
  Executive Vice President     1994   301,539       190,506                                   22,500           43,675
  and President, Olsten        1993   220,433       100,000                      136,875      21,750           28,705
  Staffing Services
Anthony J. Puglisi             1995   260,288       125,000                                   22,500           33,909
  Senior Vice President--      1994   213,654        80,000                                   12,000           24,744
  Finance and Treasurer        1993   121,154        30,000                      164,250       4,500

- ---------------
(1) The number and value of the aggregate restricted (unvested) share holdings of the Named Officers at December 31, 1995 are as follows:

                                                               NUMBER OF        VALUE OF
                                                              RESTRICTED       RESTRICTED
                               NAME                             SHARES           SHARES
        ---------------------------------------------------  -------------     ----------
        F. N. Liguori......................................      78,750        $2,073,750
        S. Olsten..........................................       5,400           142,200
        R. A. Fusco........................................      27,000           711,000
        R. A. Piske........................................       4,500           118,500
        A. J. Puglisi......................................       5,400           142,200

    As to Mr. Liguori, 375,000 restricted shares were awarded to him in 1993. 206,250 of such shares vested upon grant, and the balance (168,750 shares) vest in increments of 33 1/3% each year for three years, beginning in 1994. 56,250 restricted shares were awarded to Mr. Liguori in 1992, and these shares vest in increments of 20% each year for five years, beginning in 1993. As to each of Messrs. Olsten, Fusco, Piske and Puglisi, 9,000 restricted shares, 45,000 restricted shares, 7,500 restricted shares and 9,000 restricted shares, respectively, were awarded in 1993, and these shares vest in increments of 20% each year for five years, beginning in 1994. Dividends are paid on the restricted shares if and to the extent paid on the Company's Common Stock generally.

    In addition, and not already reflected in this footnote, a long-term incentive award was made to Mr. Liguori in November 1993 of up to 300,000 restricted shares of Common Stock based on the Company's achieving certain aggregate net income target levels in 1994, 1995 and 1996, such shares to be issued in installments in 1997, 1998 and 1999. See also the performance award to Mr. Liguori described in Proposal 2.

    With regard to Messrs. Fusco and Piske, see also the award reported in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table.

    All share amounts in this footnote have been adjusted for the three-for-two stock split declared on February 16, 1996.

(2) Option amounts have been adjusted for the three-for-two stock split declared on February 16, 1996.

(3) Represents profit sharing and matching contributions contributed by the Company for the Named Officers to the Company's Non-Qualified Retirement Plan for Selected Management Employees.

(4) Amount reimbursed for payment of taxes.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year. Option amounts and exercise prices have been adjusted for the three-for-two stock split declared on February 16, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                             ---------------------------------------------------------       ANNUAL RATES
                               NUMBER OF                                                       OF STOCK
                              SECURITIES        % OF TOTAL                                PRICE APPRECIATION
                              UNDERLYING      OPTIONS GRANTED    EXERCISE                 FOR OPTION TERM(2)
                                OPTIONS       TO EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
           NAME              GRANTED(#)(1)      FISCAL YEAR       ($/SH)       DATE       5% ($)     10% ($)
- ---------------------------  -------------   -----------------   --------   ----------   --------   ----------
Frank N. Liguori...........
Stuart Olsten..............      37,500             5.9%          $24.83      12/20/05   $585,750   $1,484,250
Robert A. Fusco............      37,500             5.9            24.83      12/20/05    585,750    1,484,250
Richard A. Piske, III......      30,000             4.7            24.83      12/20/05    468,600    1,187,400
Anthony J. Puglisi.........      22,500             3.5            24.83      12/20/05    351,450      890,550

- ---------------
(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a ten year term and become exercisable over a four year period in increments of 25% per year beginning with the first anniversary of the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Company's stock price.

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of that year. Share and option amounts have been adjusted for the three-for-two stock split declared on February 16, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                             SHARES                             YEAR END(#)              AT FISCAL YEAR END($)
                           ACQUIRED ON      VALUE       ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  -----------   ------------   -----------   -------------   -----------   -------------
Frank N. Liguori.........    295,312      $4,344,797
Stuart Olsten............                                   9,375         65,625      $    53,125     $ 215,625
Robert A. Fusco..........      5,625         115,313       37,875         87,375          365,000       416,485
Richard A. Piske, III....      3,375          45,664       19,875         57,750          188,308       241,550
Anthony J. Puglisi.......                                   5,250         33,750           37,625       105,375

LONG-TERM INCENTIVE PLAN AWARD

     The following table sets forth information with respect to a long-term incentive award made to Messrs. Fusco and Piske during 1995.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                          PERFORMANCE
                                           NUMBER OF        OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER
                                         SHARES, UNITS    PERIOD UNTIL      NON-STOCK PRICE-BASED PLANS
                                           OR OTHER        MATURATION     -------------------------------
                 NAME                       RIGHTS         OR PAYOUT      THRESHOLD    TARGET     MAXIMUM
- ---------------------------------------  -------------    ------------    ---------    -------    -------
Robert A. Fusco........................    (2)               1996-1998      60,000      97,500    112,500
Richard A. Piske, III..................    (3)               1996-1998      37,500      60,000    75,000

- ---------------

(1) In December 1995, the Compensation Committee awarded (the "Incentive Award"), subject to shareholder approval, to Mr. Fusco and Mr. Piske (each a "Grantee") the right to receive shares of Common Stock pursuant to the Company's Incentive Restricted Stock Plan. The number of shares deliverable pursuant to the Incentive Award is determined with reference to, and the right to receive such shares is generally conditioned upon, the attainment of target levels of pre-tax profits for the 1996, 1997 and 1998 fiscal years (the "Measuring Period") by the respective operating division for which each of the Grantees is responsible (each, a "Division"). See Proposal 3 for a more complete description of the Incentive Award.

(2) If during the Measuring Period, Mr. Fusco's Division (HealthCare) achieves aggregate net income of (i) $285 million, Mr. Fusco will receive 60,000 shares, (ii) $312 million, Mr. Fusco will receive 97,500 shares, or (iii) $320 million, Mr. Fusco will receive 112,500 shares. At a level of pre-tax profits aggregating more than the threshold level but less than the maximum level, Mr. Fusco will receive a number of shares determined on a sliding scale.

(3) If during the Measuring Period, Mr. Piske's Division (Staffing Services (U.S. and Canadian Branch Systems)) achieves aggregate net income of (i) $185 million, Mr. Piske will receive 37,500 shares, (ii) $215 million, Mr. Piske will receive 60,000 shares, or (iii) $225 million, Mr. Piske will receive 75,000 shares. At a level of pre-tax profits aggregating more than the threshold level but less than the maximum level, Mr. Piske will receive a number of shares determined on a sliding scale.

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis at normal retirement date to participants in the Company's Supplemental Executive Retirement Plan for key employees designated by the Company ("SERP"), which is a non-contributory, non-qualified defined benefit plan. Amounts shown include Social Security benefits and the annuitized value of accumulations of profit sharing contributions made by the Company on behalf of a participant.

                               PENSION PLAN TABLE

                                                      ANNUAL BENEFITS FOR YEARS OF SERVICE
               FINAL FIVE YEAR                 ---------------------------------------------------
              AVERAGE EARNINGS                 10 YEARS     15 YEARS      20 YEARS       25 YEARS
- ---------------------------------------------
$  150,000...................................  $ 36,000     $ 54,000       $ 72,000       $ 90,000
   250,000...................................    60,000       90,000        120,000        150,000
   350,000...................................    84,000      126,000        168,000        210,000
   450,000...................................   108,000      162,000        216,000        270,000
   550,000...................................   132,000      198,000        264,000        330,000
   650,000...................................   156,000      234,000        312,000        390,000
   750,000...................................   180,000      270,000        360,000        450,000
   850,000...................................   204,000      306,000        408,000        510,000
   950,000...................................   228,000      342,000        456,000        570,000
 1,050,000...................................   252,000      378,000        504,000        630,000

                                                        (continued on next page)

                                                      ANNUAL BENEFITS FOR YEARS OF SERVICE
               FINAL FIVE YEAR                 ---------------------------------------------------
              AVERAGE EARNINGS                 10 YEARS     15 YEARS      20 YEARS       25 YEARS
- ---------------------------------------------  --------     --------     ----------     ----------
$1,150,000...................................  $276,000     $414,000      $ 552,000      $ 690,000
 1,250,000...................................   300,000      450,000        600,000        750,000
 1,350,000...................................   324,000      486,000        648,000        810,000
 1,450,000...................................   348,000      522,000        696,000        870,000
 1,550,000...................................   372,000      558,000        744,000        930,000
 1,650,000...................................   396,000      594,000        792,000        990,000
 1,750,000...................................   420,000      630,000        840,000      1,050,000
 1,850,000...................................   444,000      666,000        888,000      1,110,000
 1,950,000...................................   468,000      702,000        936,000      1,170,000
 2,050,000...................................   492,000      738,000        984,000      1,230,000
 2,150,000...................................   516,000      774,000      1,032,000      1,290,000
 2,250,000...................................   540,000      810,000      1,080,000      1,350,000
 2,350,000...................................   564,000      846,000      1,128,000      1,410,000
 2,450,000...................................   588,000      882,000      1,176,000      1,470,000
 2,550,000...................................   612,000      918,000      1,224,000      1,530,000

     The SERP benefit objective is to provide a participant who has spent a 25 year career with the Company with retirement income at age 65 equal to 60% of the average of his or her covered compensation (salary, bonuses and incentive compensation) over the five years prior to retirement. Proportionately decreased benefits may be payable at early retirement. The SERP benefit is reduced both by the value of Social Security benefits and by the annuitized value of accumulations of profit sharing contributions made on behalf of a participant by the Company. The current credited years of service for Messrs. Liguori, Olsten, Fusco, Piske and Puglisi are 24, 20, 10, 15, and 2, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Frank N. Liguori is employed by the Company as Chairman of the Board and Chief Executive Officer, for a term expiring March 31, 1999, unless otherwise extended, pursuant to an employment agreement which provides for an initial annual base salary of $750,000.

     The employment agreement provides that if Mr. Liguori's employment is terminated by the Company for any reason other than for disability or for cause, or if Mr. Liguori voluntarily terminates his employment within one year after
(a) a Change of Control (as such term is used in the description of the Performance Award to Mr. Liguori -- see Proposal 2), (b) a substantial change in his responsibilities or (c) a determination not to renew the employment agreement, Mr. Liguori will be entitled to receive a cash lump sum equal to (x) his then current base salary, plus the highest bonus paid to him during the term of the employment agreement plus the annualized value of benefits provided under the Company's benefit programs multiplied by (y) the number of full and partial years in the period from the date of termination to the twenty-fourth month following the date on which his employment would otherwise have terminated. The Company may elect to withhold up to $1 million of such amount for a two-year period after termination of employment during which Mr. Liguori may not compete with the Company's businesses, with his right to receive such amount being conditioned upon his compliance with such restriction.

     If Mr. Liguori's employment is terminated by the Company due to disability, he is entitled to receive, for a period of three years from termination, a monthly sum equal to 1/12 of his then current base salary (less any benefits paid under any disability policies maintained by the Company).

     Upon a Change of Control, all outstanding stock options granted to Mr. Liguori under the 1994 Stock Incentive Plan will become fully exercisable and vested. In addition, pursuant to the long-term incentive restricted stock award to Mr. Liguori in November 1993 (the "1993 Incentive Award") and the performance award (the "Performance Award") to Mr. Liguori under the Company's Incentive Restricted Stock Plan

(assuming shareholder approval of such Performance Award -- See Proposal 2), in the event that (i) there is a Change of Control, (ii) Mr. Liguori is relieved of his current positions with the Company without cause, or (iii) Mr. Liguori's employment is terminated without cause, the Company's aggregate net income for the measuring period in each such award will be deemed to exceed the maximum performance target thereunder and the Company will immediately issue and grant to Mr. Liguori 300,000 shares of Common Stock under the 1993 Incentive Award and 150,000 shares of Common Stock under the Performance Award, the maximum number of shares which he is entitled to receive thereunder. In the event that, after the performance period under the 1993 Incentive Award and the Performance Award but before Mr. Liguori has received all of the shares to which he is entitled,
(i) there is a Change of Control, (ii) Mr. Liguori is relieved of his current positions with the Company without cause, or (iii) Mr. Liguori's employment is terminated without cause, the Company will accelerate the issuance of all such shares. Share amounts have been adjusted for the three-for-two stock split declared on February 16, 1996.

     Under Mr. Liguori's employment agreement, if any payment to Mr. Liguori (under the employment agreement or otherwise) is, upon a Change of Control, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Liguori will be entitled to receive an additional "gross-up payment" in an amount sufficient to make Mr. Liguori whole for such excise tax.

     The Company has entered into change in control agreements with each of Messrs. Robert Fusco, Richard Piske and Anthony Puglisi. The agreements are for a term in effect through August 9, 1997 and are automatically extended for successive one-year terms thereafter unless the Company provides one-year's prior notice that it does not wish to extend the term. In addition, if a Change in Control (defined substantially the same as with respect to Mr. Liguori, above) occurs during the term of the agreement, the agreement continues in effect for a period of 36 months beyond the month in which the Change in Control occurs.

     If a Change in Control occurs and the executive's employment is terminated during the term of the agreement for any reason except termination by the Company for "cause," termination by the executive other than for "good reason" or termination because of death, retirement or disability, the executive will generally be entitled to receive a cash lump sum equal to 2.99 times the average of the annual compensation payable to the executive by the Company for the five calendar years preceding the calendar year in which a Change in Control occurs. In addition, all outstanding stock options granted to the executive will become fully exercisable and vested, and for the 36 month period after the date of the executive's termination of employment, the Company will, upon request from the executive, arrange to provide the executive with health, life, disability and/or accident benefits substantially similar to those the executive received immediately prior to the termination unless and until the executive receives such benefits from a subsequent employer.

     In addition, with respect to Messrs. Fusco and Piske (each, a "Grantee"), pursuant to the Executive Officer Incentive Stock Award (the "Incentive
Award -- See Proposal 3), in the event that there is a Change of Control during the 1996 to 1998 measuring period, the cumulative pre-tax profits for the division of each Grantee will be deemed to be the maximum target level of pre-tax profits and the Company will immediately issue and grant Grantee the maximum number of shares he is entitled to receive under the Incentive Award; provided, however, that if the grant of shares to a Grantee under the Incentive Award (and any payments payable under any other plan, program, arrangement or agreement maintained by the Company or an affiliate) would constitute an "excess parachute payment" (as described in Section 280G of the Code), the number of shares granted to Grantee will be reduced (by the minimum possible amount) so as not to trigger the golden parachute provisions of the Code. In the event that there is a Change of Control after the measuring period expires but before a Grantee has received all of the shares to which he is entitled under the Incentive Award, the Company will accelerate the issuance of all shares to the Grantee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Company's profitability by uniting senior management's interests with those of the Company's shareholders.

BASE SALARY

     Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

     Each fiscal year, the Committee fixes the base salary of the Chief Executive Officer and the Vice Chairman and President. Beginning in 1994, the Chief Executive Officer's base salary cannot be set lower than the minimum base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommends the base salaries of the other Named Officers and the other senior executives for review and approval by the Committee.

INCENTIVE COMPENSATION

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and the Vice Chairman and President, the Committee approved a bonus incentive predicated on the attainment of specific levels of net income for the Company. The Committee also approved bonus incentives predicated on the achievement of certain profit targets in setting the incentive compensation for the Presidents of Olsten Kimberly QualityCare and Olsten Staffing Services. The Committee also considered the overall performance of these executives in making the final determination of their bonus incentives. The Chief Executive Officer recommends the incentive compensation of the Company's other senior executives, including the other Named Officer, and the Committee reviews and approves the final compensation for these executives.

STOCK OPTIONS AND GRANTS

     At the end of each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's stock plans. In determining the amount and nature of awards under such plans to be granted to the senior management group, including the Named Officers other than the Chief Executive Officer and the Vice Chairman and President, the Committee reviews with the Chief Executive Officer awards recommended by him, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. The Committee approved a long-term incentive award of restricted shares of the Company's Common Stock for the Presidents of Olsten Kimberly QualityCare and Olsten Staffing Services and another senior executive based on the attainment of certain levels of pre-tax profits in 1996, 1997 and 1998 by the divisions for which such individuals are responsible, such shares to be granted in 1999, 2000 and 2001. Awards to the Chief Executive Officer and the Vice Chairman and President are established separately and are based, among other things, on the Committee's analysis of their respective past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO COMPENSATION

     Based on the Committee's assessment of the Company's business and financial performance and the Chief Executive Officer's individual contributions to such performance, the Committee in 1995 increased the Chief Executive Officer's base salary from $900,000 to $1,000,000. Under the Company's Executive Officer Bonus Plan, which was approved by shareholders at the 1994 Annual Meeting, and based on his attainment of performance goals previously established for the 1995 plan year, the Chief Executive Officer was awarded bonus compensation in 1995 of $1,175,000, which was 117.5% of his current base salary.

     The Company received a tax benefit from the Chief Executive Officer's exercise in 1995 of non-qualified stock options that had been granted to him in 1990. The Committee authorized payment of $1,411,000 to the Chief Executive Officer to partially compensate him for his tax obligations in connection with that exercise. The Committee also approved a performance award for the Chief Executive Officer of up to 150,000 restricted shares of the Company's Common Stock (as adjusted for the three-for-two stock split declared on February 16, 1996) based upon the Company's achieving certain net income levels in 1996 and its two prior fiscal years, 1994 and 1995, such shares to be granted in 1997.

DEDUCTIBILITY OF COMPENSATION

     Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to such executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's best interests, to do so.

The foregoing report has been furnished by:

            Andrew N. Heine, Chairman         Raymond S. Troubh
            John M. May                       Josh S. Weston

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P MidCap 400 Index and a Peer Group Index for the period of five years commencing December 29, 1990 and ending December 29, 1995.

     The Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Staff Builders, Inc.; Uniforce Services, Inc; and Volt Information Sciences, Inc. Adia Services, Inc., which was included in last year's performance graph, is not included in this year's performance graph because its shares are no longer publicly traded. Manpower Inc. has been added to this year's performance graph.

     The line graph assumes that $100 was invested on December 29, 1990 in each of the Company's Common Stock, the S&P MidCap 400 Index and the Peer Group Index and that all dividends were reinvested. Media General Financial Services furnished the data for the graph.

      Measurement Period          Olsten Cor-     S&P MidCap      Peer Group
    (Fiscal Year Covered)          poration        400 Index         Index
1990                                    100.00          100.00          100.00
1991                                    208.04          150.10           88.45
1992                                    348.09          168.01          114.90
1993                                    386.59          190.85          120.93
1994                                    420.99          184.01          168.38
1995                                    528.69          236.74          193.67

                            ------------------------

PROPOSAL 2

                      APPROVAL OF PERFORMANCE AWARD UNDER
                 THE COMPANY'S INCENTIVE RESTRICTED STOCK PLAN

GENERAL

     On December 21, 1995, the Compensation Committee of the Board awarded (the "Performance Award") to Frank N. Liguori ("Grantee"), subject to shareholder approval, the right to receive shares of Common Stock pursuant to the Company's Incentive Restricted Stock Plan which was adopted on May 17, 1990. The number of shares deliverable pursuant to the Performance Award is determined by, and the right to receive such shares is generally conditioned upon, the attainment, as certified in writing by the Compensation Committee, of target levels of aggregate net income by the Company for its 1996 fiscal year (the "Performance Period") and its two prior fiscal years.

     Share numbers in the following description of the Performance Award have been adjusted for the three-for-two stock split declared on February 16, 1996.

NUMBER OF SHARES SUBJECT TO AWARD

     The number, if any, of shares awardable to Grantee under the Performance Award is determined by reference to whether net income of the Company during the Performance Period, when combined with net income of the Company for each of its 1994 and 1995 fiscal years ($71 million and $90 million, respectively) (the Performance Period and the 1994 and 1995 fiscal years being defined as the "Measuring Period"), exceeds certain net income targets. If during the Measuring Period, the Company achieves (as certified in writing by the Compensation Committee) aggregate net income of (i) $240 million (the "Performance Target"), Grantee will receive 75,000 shares of Common Stock, or (ii) $270 million or more (the "Enhanced Performance Target"), Grantee will receive 150,000 shares of Common Stock. At a level of net income aggregating more than $240 million but less than $270 million, Grantee will receive a number of shares to be determined by a sliding scale, but no shares will be issuable if net income of the Company for the Measuring Period aggregates less than $240 million. For purposes of the Performance Award, net income is net income of the Company, excluding the effects of any extraordinary charges and material acquisitions or transactions. All share amounts will be appropriately adjusted to give effect to any Common Stock dividend, Common Stock split-up, share combination, exchange of shares, recapitalization or other similar changes of or by the Company.

GRANT OF SHARES

     Except as described below, shares issuable to Grantee will be issued and granted, and will immediately vest on January 4, 1997.

     If Grantee dies or becomes permanently disabled during the Performance Period, he or his estate will be issued and granted either the minimum or the maximum number of shares, as the case may be, to which he would be entitled for the Performance Period, so long as projected net income for the Measuring Period equals or exceeds the Performance Target or the Enhanced Performance Target. If Grantee dies or becomes disabled during the Performance Period and the Company's net income is projected to be less than the Performance Target, the Performance Award will not be granted. If Grantee dies or becomes permanently disabled after the Performance Period, all unissued shares to which he would have been entitled will be immediately granted and issued.

CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT

     In the event that, during the Performance Period (i) there is a Change of Control (as defined below), (ii) Grantee is relieved of his current positions with the Company without cause, or, (iii) Grantee's employment is terminated without cause, the Company's aggregate net income for the Measuring Period will be deemed to exceed the Enhanced Performance Target and the Company will immediately issue and grant Grantee 150,000 shares of Common Stock under the Performance Award, the maximum number of shares which he is entitled to receive.

     In the event that, after the Performance Period expires but before Grantee has received all of the shares to which he is entitled, (i) there is a Change of Control, (ii) Grantee is relieved of his current position with the Company without cause, or (iii) Grantee's employment is terminated without cause, the Company will accelerate the issuance of all such shares.

     In the event that the grant of shares pursuant to the Performance Award to Grantee is, upon a Change of Control, subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Grantee will be entitled, pursuant to his employment agreement, to receive an additional gross-up payment in an amount sufficient to make Grantee whole for such excise tax.

     A "Change of Control" will be deemed to occur on the date any of the following events occur:

          (a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any subsidiary of the Company, members of the Olsten family (defined as Miriam Olsten, any lineal descendant of William and Miriam Olsten, any spouse of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing) and the "permitted transferees" of such members of the Olsten family as defined in the Company's Restated Certificate of Incorporation) shall beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company;

          (b) either (i) Current Directors (as herein defined) cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of November 8, 1993, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (ii) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected;

          (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock and Class B Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock and Class B Common Stock are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Common Stock and Class B Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

          (d) the shareholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

TRANSFER OF PERFORMANCE AWARD

     The Performance Award is not assignable or transferable by Grantee, other than by will or by the laws of descent and distribution.

WITHHOLDING

     Grantee must pay to the Company, or make arrangements for the payment of, any federal, state or local taxes required by law to be withheld with respect to the Performance Award.

AMENDMENT OR TERMINATION OF PERFORMANCE AWARD

     The Compensation Committee may at any time terminate or amend the Performance Award, provided that such termination or amendment shall not, without Grantee's consent, adversely affect Grantee's rights under the Performance Award. Amendments may be made without the approval of the shareholders of the Company except as required to satisfy Rule 16b-3 (or any successor rule) under the Exchange Act or Section 162(m) of the Code.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PERFORMANCE AWARD

     The following is a summary of certain Federal income tax aspects with respect to the Performance Award based upon the laws in effect on the date hereof.

     Generally, no taxable income is recognized by Grantee upon the awarding of the Performance Award. Upon issuance of shares of Common Stock pursuant to the Performance Award, Grantee will recognize ordinary income equal to the fair market value of such shares on the date of issuance. Such shares will have a tax basis equal to such fair market value and the capital gain holding periods for such shares will commence on such date.

     The Company will generally be entitled to a deduction in the amount taxable as ordinary income to the Grantee to the extent such income is considered reasonable compensation, subject to the limitations imposed by Section 162(m) of the Code and, in the case of payment upon a Change of Control, Section 280G of the Code. Section 162(m) of the Code generally limits to $1 million per year the Company's deduction with respect to compensation paid to its chief executive officer and each of its four other highest compensated officers. This deduction limit does not apply to certain "performance-based compensation" which, among other things, is paid on account of the attainment of one or more pre-established, objective performance goals. The Company intends that compensation paid to Grantee pursuant to the Performance Award will generally qualify as "performance-based compensation" under Section 162(m) of the Code, and, consequently, should not be subject to the $1 million deduction limit thereunder. If the Performance Award becomes payable upon a Change of Control,
Section 280G of the Code would disallow a deduction to the Company, and the Grantee would be subject to a non-deductible 20% excise tax under Section 4999 of the Code, to the extent such payment constitutes an "excess parachute payment" (as described in Section 280G of the Code).

     The foregoing is based upon Federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Performance Award. Also, the specific state and local tax consequences to Grantee and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the Grantee.

REQUIRED VOTE

     In voting on approval of the Performance Award, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Approval of the Performance Award requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted FOR the approval of the Performance Award.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE PERFORMANCE AWARD.

PROPOSAL 3

           APPROVAL OF EXECUTIVE OFFICER INCENTIVE STOCK AWARD UNDER
                 THE COMPANY'S INCENTIVE RESTRICTED STOCK PLAN

GENERAL

     On December 21, 1995, the Compensation Committee of the Board awarded (the "Incentive Award"), subject to shareholder approval, to three executive officers of the Company, Robert A. Fusco, Richard A. Piske, III and Gerald J. Kapalko (each, a "Grantee") the right to receive shares of Common Stock pursuant to the Company's Incentive Restricted Stock Plan which was adopted on May 17, 1990. The number of shares deliverable to a Grantee pursuant to the Incentive Award is determined by, and the right to receive such shares is generally conditioned upon, the attainment of certain levels of pre-tax profits during the 1996, 1997 and 1998 fiscal years (the "Measuring Period") with respect to the respective operating division for which each of the Grantees is responsible: HealthCare ("HealthCare"), Staffing Services (U.S. and Canadian Branch System) ("Staffing Services"), and License and Latin America ("License and Latin America") (each, a "Division").

     Share numbers in the following description of the Incentive Award have been adjusted for the three-for-two stock split declared on February 16, 1996.

NUMBER OF SHARES SUBJECT TO AWARD

     The target levels of pre-tax profits for each Division and the corresponding number of shares awardable to each Grantee under the Incentive Award are set forth in the following table:

                                                                        CUMULATIVE
                                                                          PRE-TAX       RESTRICTED
                                                                        PROFITS (IN       SHARES
                 GRANTEE                  DIVISION                       MILLIONS)       GRANTED
    ----------------------------------                                  -----------     ----------
    Robert A. Fusco...................    HealthCare                       $ 285           60,000
                                                                             295           75,000
                                                                             312           97,500
                                                                             320          112,500
    Richard A. Piske, III.............    Staffing Services                  185           37,500
                                                                             200           45,000
                                                                             215           60,000
                                                                             225           75,000
    Gerald J. Kapalko.................    License and Latin America           34           10,500
                                                                              36           15,000
                                                                              40           22,500
                                                                              45           30,000

     At a level of pre-tax profits aggregating more than the minimum but less than the maximum level of target pre-tax profits set forth above, each Grantee will receive a number of shares to be determined by a sliding scale, but no shares will be issuable to a Grantee if pre-tax profits of his Division for the Measuring Period aggregate less than the minimum level of target pre-tax profits.

     For purposes of the Incentive Award, the determination of pre-tax profits for a Division excludes the effects of any extraordinary charges and material acquisitions or transactions. All share amounts will be appropriately adjusted to give effect to any Common Stock dividend, Common Stock split-up, share combination, exchange of shares, recapitalization or other similar changes of or by the Company.

GRANT OF SHARES

     Except as described below, shares issuable to a Grantee will be issued and granted, and will immediately vest in the following installments, provided that the Grantee remains employed by the Company on each of the respective dates: 50% of the total shares on January 4, 1999; 30% on January 4, 2000; and 20% on January 4, 2001.

     If a Grantee dies or become permanently disabled during the Measuring Period, he or his estate will be issued and granted the maximum number of shares to which he would be entitled for the year in which death or disability occurs and for any prior years in the Measuring Period, so long as projected pre-tax profits for the Division for such year equal or exceed the pre-tax profits target for that year as set forth below. In determining the number of shares to be issued, pre-tax profits of Grantee's Division will be projected for the year of death or disability and will be compared to target levels of pre-tax profits for such year (the "Annual Target Level") and enhanced target levels of pre-tax profits for such year (the "Annual Enhanced Level") and the Division's pre-tax profits during any remaining years in the Measuring Period will be assumed to reach the target level reached during the year of death or disability (i.e., either the Annual Target Level or the Annual Enhanced Level). If a Grantee dies or becomes disabled during a year in which his Division's pre-tax profits are projected to be less than the Annual Target Level for that year, no shares will be issued with respect to that year.

     The following are the Annual Target Level and Annual Enhanced Level of pre-tax profits for each of the Divisions:

                                                                    1996     1997     1998
                                                                    ----     ----     ----
    ANNUAL TARGET LEVELS (IN MILLIONS)
      HealthCare..................................................  $88      $104     $120
      Staffing Services...........................................   60        72       83
      License and Latin America...................................   11        13       16
    ANNUAL ENHANCED LEVELS (IN MILLIONS)
      HealthCare..................................................   90       107      123
      Staffing Services...........................................   63        75       87
      License and Latin America...................................   12        15       18

     If a Grantee dies or becomes permanently disabled after the Measuring Period, all unissued shares to which he would have been entitled will be immediately vested and issued.

CHANGE OF CONTROL

     With respect to each Grantee, in the event that, during the Measuring Period there is a Change of Control (as defined below) the cumulative pre-tax profits for the Division of such Grantee for the Measuring Period will be deemed to be the maximum target level of pre-tax profits and the Company will immediately issue and grant Grantee the maximum number of shares he is entitled to receive under the Incentive Award; provided, however, in the event that the grant of shares to a Grantee under the Incentive Award (and any payments payable under any other plan, program, arrangement or agreement maintained by the Company or an affiliate) would constitute an "excess parachute payment" (as described in Section 280G of the Code), the number of shares granted to Grantee will be reduced (by the minimum possible amount) so as not to trigger the golden parachute provisions of the Code.

     In the event that, after the Measuring Period expires but before a Grantee has received all of the shares to which he is entitled, there is a Change of Control, the Company will accelerate the issuance of all shares to such Grantee.

     A "Change of Control" will be deemed to occur on the date any of the following events occur:

          (a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary of the Company, members of the Olsten family (defined as Miriam Olsten, any lineal descendant of William and Miriam Olsten, any spouse of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing) and the "permitted transferees" of such members of the Olsten family as defined in the Company's Restated Certificate of Incorporation) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company;

          (b) either (i) Current Directors (as herein defined) cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of August 10, 1994, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (ii) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected;

          (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock and Class B Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock and Class B Common are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Common Stock and Class B Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

          (d) the shareholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

TRANSFER OF INCENTIVE AWARD

     The Incentive Award is not assignable or transferable by Grantee, other than by will or by the laws of descent and distribution.

WITHHOLDING

     Grantee must pay to the Company, or make arrangements for the payment of, any federal, state or local taxes required by law to be withheld with respect to the Incentive Award.

AMENDMENT OR TERMINATION OF INCENTIVE AWARD

     The Compensation Committee may at any time terminate or amend the Incentive Award, provided that such termination or amendment shall not, without Grantee's consent, adversely affect Grantee's rights under the Incentive Award. Amendments may be made without the approval of the shareholders of the Company except as required to satisfy Rule 16b-3 (or any successor rule) under the Exchange Act or
Section 162(m) of the Code.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE STOCK AWARD

     The following is a summary of certain Federal income tax aspects with respect to the Incentive Award based upon the laws in effect on the date hereof.

     Generally, no taxable income is recognized by a Grantee upon the awarding of the Incentive Award. Upon issuance of shares of Common Stock pursuant to the Incentive Award, a Grantee will recognize ordinary income equal to the fair market value of such shares on such dates of issuance. Such shares will have a tax basis equal to such fair market value and the capital gain holding periods for such shares will commence on such dates.

     The Company will generally be entitled to a deduction in the amount taxable as ordinary income to a Grantee to the extent such income is considered reasonable compensation, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to a Grantee pursuant to the Incentive Award will generally qualify as "performance-based compensation" under Section 162(m) of the Code, and, consequently, should not be subject to the $1 million deduction limit thereunder. For a brief discussion of the $1 million limitation on deductible compensation under Section 162(m) of the Code, see "Certain Federal Income Tax Consequences of the Performance Award."

     The foregoing is based upon Federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Incentive Award. Also, the specific state and local tax consequences to a Grantee and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of such Grantee.

REQUIRED VOTE

     In voting on approval of the Incentive Award, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class

B Common Stock entitled to ten votes. Approval of the Incentive Award requires the affirmative vote by the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting. Unless marked to the contrary, proxies received will be voted for the approval of the Incentive Award.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE INCENTIVE AWARD.

AWARD BENEFITS

                              AWARD BENEFITS TABLE

     The following table sets forth the maximum number of shares awardable as a Performance Award and an Incentive Award, as described above, under the Company's Incentive Restricted Stock Plan, and the dollar value of such shares. The amount of shares shown as awardable as a Performance Award and as an Incentive Award assumes the attainment by the Company and each Division, respectively, of the maximum target level of net income of the Company and pre-tax profits of each such Division.

                                                                  NUMBER OF SHARES      DOLLAR
                       NAME AND POSITION                          TO BE GRANTED(1)     VALUE(2)
- ---------------------------------------------------------------  ------------------   -----------
Frank N. Liguori...............................................        150,000        $ 4,837,500
Chairman and CEO
Stuart Olsten..................................................              0                  0
President and Vice Chairman(3)
Robert A. Fusco................................................        112,500          3,628,125
Executive Vice President and President,
Olsten Kimberly QualityCare
Richard A. Piske, III..........................................         75,000          2,418,750
Executive Vice President and President,
Olsten Staffing Services
Anthony J. Puglisi.............................................              0                  0
Senior Vice President -- Finance and Treasurer(3)
Executive Officers as a Group(4)...............................        367,500         11,851,875
Non-Executive Director Group(3)................................              0                  0
Non-Executive Officer Employee Group(3)........................              0                  0

- ---------------
(1) Represents the maximum number of shares awardable as a Performance Award or Incentive Award assuming the attainment by the Company or the respective Division, as the case may be, of the maximum target level of net income of the Company and pre-tax profits of each Division.

(2) The dollar values shown are based on the closing price of the Company's Common Stock on the New York Stock Exchange on March 29, 1996.

(3) Not eligible to receive a Performance Award or an Incentive Award.

(4) Includes a maximum award of 30,000 shares to Gerald J. Kapalko, Executive Vice President of the Company, under the Incentive Award.

PROPOSAL 4

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as auditors of the Company for the 1996 fiscal year, subject to ratification and approval by the shareholders. In voting on such ratification and approval, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

     Coopers & Lybrand L.L.P. has audited the accounts of the Company since 1967. The Company has been advised that a representative of Coopers & Lybrand L.L.P will be present at the meeting and will have an opportunity to make a statement and to answer appropriate questions posed by shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF COOPERS & LYBRAND L.L.P.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company by December 2, 1996, for inclusion in the proxy statement and form of proxy.

                                    GENERAL

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO LAURIN L. LADEROUTE, JR., SECRETARY, OLSTEN CORPORATION, 175 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747-8905.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of individual Directors, as well as officers and others, to solicit personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                          By Order of the Board of Directors

                                         LAURIN L. LADEROUTE, JR.
                                              Secretary

Dated: April 2, 1996
       Melville, New York

                              CLASS B COMMON STOCK

[LOGO]                                PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             OF OLSTEN CORPORATION

         The undersigned hereby appoints Frank N. Liguori, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, with full power of substitution to represent the undersigned and vote all shares of Class B Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Friday, April 26, 1996 at 9:30 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:


        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.


- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                             PLEASE MARK YOUR VOTES AS
                                             INDICATED IN THIS EXAMPLE   /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors:

       FOR                                   WITHHOLD
   all nominees                             AUTHORITY
(except as marked)                      for all nominees
       / /                                     / /


Nominees to be elected by holders of Class B Common Stock: Andrew N. Heine, Stuart R. Levine, Frank N. Liguori, Miriam Olsten, Stuart Olsten and Richard J. Sharoff

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________________


2. Approve Performance Award under Incentive Restricted Stock Plan.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /


3. Approve Incentive Award under Incentive Restricted Stock Plan.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

4. Approve Coopers & Lybrand L.L.P. as independent auditors for 1996.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

5. In their discretion, upon such other matters as may properly come before the meeting.

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, etc. please so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________________________________________, 1996

_____________________________________________________________________________
                                  (Signature)

_____________________________________________________________________________
                          (Signature, if held jointly)


- -------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                  COMMON STOCK

[LOGO]                                PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             OF OLSTEN CORPORATION

        The undersigned hereby appoints Frank N. Liguori, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, will full power of substitution to represent the undersigned and vote all shares of Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Friday, April 26, 1996 at 9:30 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.


- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4


                                             PLEASE MARK YOUR VOTES AS
                                             INDICATED IN THIS EXAMPLE   /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors:

       FOR                                   WITHHOLD
   all nominees                             AUTHORITY
(except as marked)                      for all nominees
       / /                                     / /


Nominees to be elected by holders of Common Stock: John M. May, Raymond S. Troubh and Josh S. Weston

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________________


2. Approve Performance Award under Incentive Restricted Stock Plan.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /


3. Approve Incentive Award under Incentive Restricted Stock Plan.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

4. Approve Coopers & Lybrand L.L.P. as independent auditors for 1996.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

5. In their discretion, upon such other matters as may properly come before the meeting.

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, etc. please so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________________________________________, 1996

_____________________________________________________________________________
                                  (Signature)

_____________________________________________________________________________
                          (Signature, if held jointly)


- -------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                        APPENDIX

                               Olsten Corporation
                              175 Broad Hollow Road
                            Melville, New York 11747

December 21, 1995


Mr. Frank N. Liguori
2 Talisman Court
Dix Hills, New York 11745

Dear Frank:

                  In accordance with the action of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Olsten Corporation (the "Company") taken on December 21, 1995, the Company will issue and grant to you shares of the Company's Common Stock, par value $.10 per share ("Common Stock") under the Company's Incentive Restricted Stock Plan, adopted on May 17, 1990, as amended (the "Plan"), under the following terms and conditions (the "Performance Award"). This Performance Award is subject to the approval of the shareholders of the Company.

         1. (a) If during the 1996 fiscal year (the "Performance Period"), when combined with the 1994 and 1995 fiscal years (the "Performance Period" and the 1994 and 1995 fiscal years herein defined as the "Measuring Period"), the Company achieves net income aggregating (i) $240 million (the "Performance Target"), the Company will issue and grant to you 50,000 shares of its Common Stock, or (ii) $270 million or more (the "Enhanced Performance Target"), the Company will issue and grant to you 100,000 shares of Common Stock.

                  (b) If the net income of the Company for the Measuring Period aggregates more than $240 million but less than $270 million, the number of shares of Common Stock to be granted and issued to you will be determined on a scaled basis. If the Company's net income for the Measuring Period aggregates less than $240 million, no shares will be issued and granted to you.

                  (c) As used herein, net income of the Company shall exclude the effects of any extraordinary charges and material acquisitions or transactions.

                  (d) The shares of Common Stock awarded pursuant to this Paragraph 1 shall vest and shall be issued and granted on January 4, 1997; provided, however, that no shares shall be issued and granted to you pursuant to this Performance Award until the Committee has certified in writing that the net income target has been attained and the number of shares awardable.

                  (e) All share amounts referred to in Paragraphs 1(a) and 1(b) above will be appropriately adjusted to give effect to any Common Stock dividend, Common Stock split-up, share combination, exchange of shares, recapitalization or other similar changes of or by the Company.

         2. The issuance and grant to you of shares of the Company's Common Stock as provided for in Paragraph 1 above are conditioned upon your being, and having continuously been, employed by the Company on the date of such issuance and grant except as follows:

                  (a) In the event of your death or permanent disability while employed by the Company during the Performance Period, the Company's net income for the Measuring Period will be projected and so long as such projected net income equals or exceeds the Performance Target or the Enhanced Performance Target, the Company will grant and issue to you, your estate or legal representative, either the minimum or the maximum number of shares, as the case may be, to which you would be entitled pursuant to the Performance Award based on the attainment of such Performance Target or Enhanced Performance Target. If you die or become permanently disabled during the Performance Period and the Company's net income for the Measuring Period is projected to be less than the Performance Target, no shares will be awarded.

                  (b) In the event of your death or permanent disability while employed by the Company after the Performance Period but before you have been issued and granted all of the shares of Common Stock to which you are entitled pursuant to Paragraph 1, the Company will immediately accelerate the issuance and grant of all such shares to which you are entitled.

                   (c) In the event that during the Performance Period, (i) there is a Change in Control (as defined below), (ii) you are relieved of your title as Chief Executive Officer or Chairman of the Board of the Company without cause or (iii) your employment with the Company is terminated without cause, the Company's net income for the Measuring Period will be deemed to exceed the Enhanced Performance Target and the Company will immediately issue and grant to you 100,000 shares of Common Stock as provided for in Paragraph 1 above.

                  (d) In the event that after the Performance Period expires, but before you have been issued and granted all of the shares to which you would be entitled pursuant to Paragraph 1 above, (i) there is a Change in Control,
(ii) you are relieved of your title as Chief Executive Officer or Chairman of the Board of the Company without cause or (iii) your employment with the Company is terminated without cause, the Company will immediately accelerate the issuance and grant to you of all shares to which you are entitled but had not been issued and granted.

                  (e) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred on the date any of the following events occur:
(a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any subsidiary of the Company, members of the Olsten family (defined as Miriam Olsten, any lineal descendent of William and Miriam Olsten, any spouse of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing) and the "permitted transferees" of such members of the Olsten family as defined in the Company's Restated Certificate of Incorporation) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; (b) either (i) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of November 8, 1993 and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (ii) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock and Class B Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock and Class B Common Stock are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Common Stock and Class B Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or (d) the shareholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

         3. You represent that any and all shares you receive pursuant hereto you will take for investment and not with a view to their distribution or resale. Certificates evidencing such shares will be legended to reflect that such shares are "restricted stock."

         4. Nothing herein shall constitute an employment agreement between you and the Company or shall diminish any right of the Company to terminate your employment. Neither shall anything herein prevent the Board or the Committee from awarding or adopting other or additional compensation arrangements on your behalf.

         5. This Performance Award and any rights hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

         6. The Company may require that any shares granted hereunder shall be subject to such conditions or representations as are necessary in order to comply with the Securities Act of 1933, as amended, or any similar state or federal legislation.

         7. You shall pay to the Company, or make appropriate arrangements satisfactory to the Committee for the payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Performance Award.

         8. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Performance Award, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         9. All obligations of the Company under this Performance Award shall be binding on any successor to the Company.

         10. The Committee may at any time terminate or amend this Performance Award, provided, however, that no such termination or amendment may adversely affect your rights hereunder without your consent. Amendments may be made without approval of the Company's shareholders except as required to satisfy Rule 16b-3 (or any successor rule) under the Exchange Act, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

         11. The validity, interpretation and performance of this Performance Award shall be governed by the laws of the State of New York without regard to the conflict of law provisions.

                                Very truly yours,

                                OLSTEN CORPORATION

                                By /s/ William P. Costantini
                                   ---------------------------
                                   William P. Costantini
                                   Senior Vice President
                                    and General Counsel

                                                                        APPENDIX


                     EXECUTIVE OFFICER INCENTIVE STOCK AWARD
                 UNDER THE 1990 INCENTIVE RESTRICTED STOCK PLAN

1.       Purpose.

         The purpose of this Executive Officer Incentive Stock Award ("Incentive Award") under the Olsten Corporation 1990 Incentive Restricted Stock Plan (the "Plan") is to enable Olsten Corporation (the "Company") to reward executive officers of the Company identified herein (each a "Grantee") for achieving certain target performance goals during the 1996, 1997 and 1998 fiscal years (the "Measuring Period"), with respect to the respective operating divisions for which each Grantee is responsible (each a "Division") and to enable such officers to participate in the long-term success and growth of the Company by giving them an equity interest in the Company.

         This Incentive Award, and the grant and issuance of shares hereunder, is subject to the approval of the shareholders of the Company.

2.       Shares Subject to the Award.

         (a) Upon the attainment by a Division of certain levels of pre-tax profits ("Pre-Tax Profits") during the Measuring Period, the Grantee responsible for such Division shall be entitled to a number of shares of Common Stock of the Company, par value $.10 per share ("Common Stock"), as provided herein. The Grantee, target levels of Pre-Tax Profits for each Division, and the corresponding number of shares each Grantee may be awarded hereunder are set forth in the following table:

                                                     Cumulative Pre-
                                                     Tax Profits                      Restricted
Grantee                    Division                  (in millions)                    Shares Granted
- -------                    --------                  -------------                    --------------
Robert A. Fusco            HealthCare                    $285                             40,000
                                                          295                             50,000
                                                          312                             65,000
                                                          320                             75,000

Richard A. Piske, III      Staffing                       185                             25,000
                           Services                       200                             30,000
                           (U.S. and                      215                             40,000
                           Canadian                       225                             50,000
                           Branch
                           System)

Gerald J. Kapalko          License and                     34                             7,000
                           Latin                           36                            10,000
                           America                         40                            15,000
                                                           45                            20,000


         (b) At a level of net income aggregating more than the minimum but less than the maximum level of Pre-Tax Profits set forth above, each Grantee will receive a number of shares to be determined by a sliding scale, but no shares will be issuable to a Grantee if the Pre-Tax Profits of his Division for the Measuring Period aggregate less than the minimum level of Pre-Tax Profits.

         (c) For purposes of this Incentive Award, the determination of Pre-Tax Profits for a Division shall exclude the effects of any extraordinary charges and material acquisitions or transactions.

         (d) All share amounts will be appropriately adjusted to give effect to any Common Stock dividend, Common Stock split-up, share combination, exchange of shares, recapitalization or other similar changes of or by the Company.

3.       Grant of Shares.

         (a) Except as otherwise provided below, shares issuable to a Grantee will be issued and granted, and will immediately vest in the following installments, provided, that the Grantee remains employed by the Company on each of the respective dates: 50% of the total shares on January 4, 1999; 30% on January 4, 2000; and 20% on January 4, 2001. Notwithstanding the foregoing, no shares shall be issued and granted to a Grantee pursuant to this Incentive Award until the Committee has certified in writing that the target Pre- Tax Profits levels have been attained and the number of shares to be awarded thereby.

         (b) If a Grantee dies or becomes permanently disabled during the Measuring Period, he or his estate will be issued and granted the maximum number of shares to which he would be entitled for the year in which death or disability occurs and for any prior years in the Measuring Period, so long as projected Pre-Tax Profits for the Division for such year equals or exceeds the Pre-Tax Profits target for that year as set forth below. In determining the number of shares to be issued, Pre-Tax Profits of the Grantee's Division will be projected for the year of death or disability and will be compared to target levels of Pre-Tax Profits for such year (the "Annual Target Level") and enhanced target levels of Pre-Tax Profits for such year (the "Annual Enhanced Level") and the Division's Pre-Tax Profits during any remaining years in the Measuring Period will be assumed to reach the target level reached during the year of death or disability (i.e, either the Annual Target Level or the Annual Enhanced Level). If a Grantee dies or becomes disabled during a year in which his Division's Pre-Tax Profits are projected to be less than the Annual Target Level for that year, no shares will be issued with respect to that year.

         The following are the Annual Target Level and Annual Enhanced Level of Pre-Tax Profits (in millions) for each of the Divisions:

                                                              1996              1997             1998
                                                              ----              ----             ----
Annual Target Levels

         HealthCare                                           $88               $104             $120
         Staffing Services                                     60                 72               83
         License and                                           11                 13               16
          Latin America

Annual Enhanced Levels

         HealthCare                                           $90               $107             $123
         Staffing Services                                     63                 75               87
         License and                                           12                 15               18
          Latin America

         (c) If a Grantee dies or becomes permanently disabled after the Measuring Period, all unissued shares to which he would have been entitled will be immediately vested and issued.

4.       Change of Control.

         (a) In the event that during the Measuring Period there is a Change of Control (as defined below), the cumulative Pre-Tax Profits for each Division for the Measuring Period will be deemed to be the maximum level of Pre-Tax Profits and the Company will immediately issue and grant each Grantee the maximum number of shares he is entitled to receive under the Incentive Award.

         (b) In the event that, after the Measuring Period expires but before a Grantee has received all of the shares to which he is entitled, there is a Change of Control, the Company will accelerate the issuance of all shares to such Grantee to which he is entitled.

         (c) Notwithstanding the foregoing, in the event that the grant of shares under this Incentive Award (and any payments payable under any other plan, program, arrangement or agreement maintained by the Company or an affiliate) would constitute an "excess parachute payment" (within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the number of shares granted to a Grantee shall be reduced (by the minimum possible amount) until such Grantee's total "parachute payments" (within the meaning of
Section 280G of the Code) equal $1.00 less than three times Grantee's "base amount" (within the meaning of Section 280G of the Code). In the event that a Grantee and the Company are unable to agree as to the amount of the reduction described above, if any, the Grantee shall select a law firm or accounting firm from among those regularly consulted by the Company ("Tax Counsel") and such Tax Counsel shall, at the Company's expense, determine the amount of such reduction and such determination shall be final and binding upon the Grantee and the Company.

         (d) A "Change of Control" will be deemed to occur on the date any of the following events occur:

                           (i) any person or persons acting together which would
                  constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, members of the Olsten family (defined as Miriam Olsten, any lineal descendant of William and Miriam Olsten, any spouse of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing) and the "permitted transferees" of such members of the Olsten family as defined in the Company's Restated Certificate of Incorporation) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company;

                           (ii) either (x) Current Directors (as herein defined)
                  cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of August 10, 1994, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (y) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected;

                           (iii) the shareholders of the Company approve (x) a
                  plan of complete liquidation of the Company, or (y) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock and Class B Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock and Class B Common are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Common Stock and Class B Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

                           (iv) the shareholders of the Company approve an
                  agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

5.       Nontransferability of Shares.

         This Incentive Award and any rights hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

6.       Termination of Employment.

         Nothing herein shall constitute an employment agreement between the Company and a Grantee nor diminish any right of the Company to terminate Grantee's employment. Neither shall anything herein prevent the Board or the Committee from awarding or adopting other or additional compensation arrangements on behalf of any Grantee. Absent an event contemplated by Section 4(a) or 4(b) above, if Grantee voluntarily terminates his employment with the Company at any time after the date hereof and before January 4, 2001, or if the Company terminates Grantee's employment because of fraud or gross neglect of duties, for a period of one year following such termination of employment and within the United States and Canada, Grantee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, provide consulting services to, or be connected in any manner with the ownership, management, operation or control of any businesses similar to the type of businesses principally conducted by the Company, except Grantee may own for investment purposes up to 1% of the capital stock of any company whose stock is publicly traded.

7.       Securities Restrictions.

         The Company may require that any shares granted hereunder shall be subject to such conditions or representations as are necessary in order to comply with the Securities Act of 1933, as amended, or any similar state or federal legislation.

8.       Withholding.

         Each Grantee shall pay to the Company, or make appropriate arrangements satisfactory to the Committee for the payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Incentive Award.

9.       Indemnification.

         No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to an Incentive Award, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

10.      Successors.

         All obligations of the Company under this Incentive Award shall be binding on any successor to the Company.

11.      Amendment and Termination.

         The Committee may at any time terminate or amend this Incentive Award, provided, however, that no such termination or amendment may adversely affect a Grantee's rights hereunder without the Grantee's consent. Amendments may be made without approval of the Company's shareholders except as required to satisfy Rule 16b-3 (or any successor rule) under the Exchange Act, or Section 162(m) of the Code.

12.      Governing Law.

         The validity, interpretation and performance of this Incentive Award shall be governed by the laws of the State of New York without regard to the conflict of law provisions.